UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2003

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5. Other Events and Regulation FD Disclosure
On November 25, 2003, 4Kids Entertainment, Inc. (the “Company”) announced that its Board of Directors had authorized the Company to purchase up to 750,000 shares of its common stock in the open market or through negotiated prices from time-to-time through December 31, 2004. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the 4Kids Entertainment, Inc. press release issued on November 25, 2003.

Item 7. Financial Statements and Exhibits.

Exhibit Description

99.1 Press release issued by 4Kids Entertainment, Inc. dated November 25, 2003

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2003

4 KIDS ENTERTAINMENT, INC. BY: /s/ Joseph P. Garrity Joseph P. Garrity Executive Vice President, Chief Financial Officer